EXHIBIT 10.15

GREENPOINT FINANCIAL CORP.

Deferred Compensation Plan

GREENPOINT FINANCIAL CORP.

Deferred Compensation Plan

1.	Purpose

2.	Definitions

3.	Administration

4.	Participation

5.	Deferrals

6.	Deferral Accounts

7.	Company Contributions

8.	Distribution or Withdrawal of Deferral Accounts

9.	Provisions Relating to Section 16 of the Exchange Act and Section 162(m) of the Code

10.	Statements

11.	Sources of Stock

12.	Amendment and Termination

13.	General Provisions

14.	Effective Date

1.                                      Purpose.  The purpose of the GreenPoint Financial Corp. Deferred Compensation Plan (the “Plan”) is to provide to members of a select group of management or highly compensated employees of GreenPoint Financial Corp. (the “Company”) and its subsidiaries and/or its affiliates who are selected for participation in the Plan a means to defer receipt of compensation on a pre-tax basis and accumulate wealth by having such deferred amounts treated as if invested in specified investment vehicles, in order to enhance the Company’s ability to attract and retain qualified key personnel necessary for the continued success and progress of the Company, and to encourage such persons to retain a long-term equity stake in the Company.

2.                                      Definitions.  In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

(a)                                  “Administrative Committee” means the committee of officers of the Company designated by the Committee to administer the Plan, which is composed of the Director of Human Resources, an Assistant General Counsel, and the Manager of Compensation.  The Committee may perform any function of the Administrative Committee hereunder, in which case the term “Administrative Committee” shall refer to the Committee.

(b)                                 “Beneficiary” means the person (including any trust) who is a beneficiary in accordance with Section 13(a).

(c)                                  “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)                                 “Cause” means, unless otherwise provided by the Administrative Committee, (1) “Cause” as defined in any employment, consulting or similar agreement between a Participant and the Company or one of its subsidiaries or affiliates to which the Participant is a party, or (2) if there is no such agreement or if it does not define Cause: an intentional failure to perform stated duties, willful misconduct, breach of a fiduciary duty involving personal profit, or acts or omissions of personal dishonesty, any of which results in material loss to the Company or any of its subsidiaries or affiliates or, any willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order which results in material loss to the Company or any of its subsidiaries or affiliates.  The Administrative Committee shall, unless otherwise provided in an agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(e)                                  “Cash Deferral” means that portion of the credits to a Participant’s Deferral Account which is attributable to cash-based deferrals or contributions and hypothetical income and appreciation and depreciation in value thereof.

(f)                                    “Change in Control” means the happening of any of the following events after any amounts have been deferred under the Plan:

(i)                                     The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)                                  Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason not to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)                               Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                              Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(g)                                 “Code” means the Internal Revenue Code of 1986, as amended.  References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

(h)                                 “Committee” means the Compensation Committee of the Board.  The Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(i)                                     “Company Contributions Account” means the subaccount under a Participant’s Deferral Account which reflects Company Contributions under the Plan and amounts of hypothetical income and appreciation and depreciation in value of such subaccount.

(j)                                     “Company Contributions” means contributions to a Participant’s Company Contributions Account made in accordance with Section 7.

(k)                                  “Deferral Account” means the account or subaccount established and maintained by the Company to account for deferrals by a Participant, any Company Contributions, and amounts of hypothetical income and appreciation and depreciation in value of such account or subaccount, as described in Section 6.  Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

(l)                                     “Deferred Stock” means that portion of the credits to a Participant’s Deferral Account which is attributable to Stock-based deferrals or contributions and dividend equivalents.  Each credited share of Deferred Stock represents the right to receive one share of Stock at distribution or withdrawal together with rights to dividend equivalents and other rights and limitations specified in the Plan.

(m)                               “Disability” means, unless otherwise provided by the Administrative Committee, “disability” or “disabled” as defined in the Company’s pension plan or, if not so defined, shall mean that the Participant is eligible to receive disability benefits under the Company’s long-term disability program.

(n)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.  References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

(o)                                 “Fair Market Value” means, in the case of Stock, as of any given date, the closing price per share of Stock on such date or, if there are no reported sales on such date, on the last day prior to such date on which there were sales of the Stock on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on Nasdaq.   If there is no regular public trading market for the Stock, the Fair Market Value of the Stock shall be determined by the Administrative Committee in good faith.  In the case of property other than Stock, the amount a willing buyer would pay to a willing seller for such property with neither party acting under duress, as determined by the Administrative Committee.

(p)                                 “Participant” means any person who, as an employee of the Company or any subsidiary or affiliate of the Company, is designated as eligible to participate and who thereafter participates or makes an election to participate in the Plan.

(q)                                 “Plan Year” means the period from January 1 through December 31 of a given year.  The initial Plan Year will be January 1, 2002 through December 31, 2002.

(r)                                    “Retirement” means, unless otherwise determined by the Administrative Committee, a Participant’s termination of employment from the Company and its subsidiaries and affiliates after at least ten years of service and with the sum of the Participant’s age and years of service equal to or exceeding 75.  For this purpose, “years of service” shall equal “ Vested Service” determined under the Company’s pension plan.

(s)                                  “Stock” means the Company’s common stock, par value $.01 per share, as adjusted in accordance with Section 6(c)(v).

(t)                                    “Trust” means any trust or trusts established by the Company as part of the Plan pursuant to Section 6(e).

3.                                      Administration.

(a)                                  Authority.  The Administrative Committee shall administer the Plan in accordance with its terms and any directions of the Committee, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan, and to determine whether to terminate participation of and accelerate distributions to Participants.  Any actions of the Committee or Administrative Committee with respect to the Plan and determinations in all matters hereunder shall be conclusive and binding for all purposes and upon all persons, including the Company, Participants, Beneficiaries, employees, and their respective successors in interest.

(b)                                 Service on Committee or Administrative Committee.   Persons serving on the Administrative Committee shall be appointed by and remain in office at the will of, and may be removed with or without cause by, the Committee.  The Administrative Committee may delegate administrative and other functions under the Plan to officers or employees of the Company or its subsidiaries, or other agents, except as limited by the Plan.  No member of the Committee or Administrative Committee shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan.  No bond or other security shall be required in connection with the Plan of the Committee or the Administrative Committee or any member thereof in any jurisdiction.

4.                                      Participation.  The Administrative Committee shall determine the employees of the Company and its subsidiaries and/or affiliates, from among those who qualify as a select group of management or highly compensated employees, who will be eligible to participate in the Plan.  The Administrative Committee may limit participation by otherwise eligible employees in its discretion, including, for example, for a specified period following a Participant’s withdrawal from a Deferral Account under Section 8(e).

5.                                      Deferrals.  To the extent authorized by the Administrative Committee, a Participant may elect to defer compensation or awards which may be in the form of cash, Stock, Stock-denominated awards or other property to be received from the Company or a subsidiary or affiliate of the Company.  Stock-denominated awards that the Administrative Committee may authorize for deferral include (i) stock units granted under the Company’s 1999 Stock Incentive Plan, 2001 Stock Plan, or other Company plans and (ii) the shares representing the profit upon exercise of stock options granted under any such plan, in circumstances in which the option exercise price is paid by the surrender of previously acquired shares.  In addition, the Administrative Committee may authorize the exchange of awards of restricted stock units for outstanding restricted stock, in order to permit the deferral of such restricted stock units under the Plan, provided that substantially identical vesting terms and other obligations of the employee applicable to the surrendered restricted stock will apply to the replacement restricted stock units.  (All deferrals of Stock-denominated awards under the Plan are referred to as Deferred Stock, including awards originally denominated “restricted stock units” or “stock units”).

(a)                                  Limits on Amounts Deferred.  The foregoing notwithstanding, with respect to a given Plan Year, a Participant may defer receipt of not more than 50% of the Participant’s annual base salary, and the amount of a Participant’s deferrals in a given Plan Year will be reduced to the extent necessary so that his or her cash compensation not deferred under the Plan and any other contributory plan of the Company will equal or exceed the aggregate of FICA (including Medicare), any other applicable employment tax, employee benefit plan contributions, and mandatory income tax required to be withheld by the Company or its subsidiaries or affiliates for that Plan Year with respect to the Participant.  In addition to such limitations, and any terms and conditions of deferral set forth under plans, programs or arrangements from which receipt of compensation or awards is deferred under this Plan, the Administrative Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions on deferrals under the Plan.  Any such limitations, and other terms and conditions of deferral, shall be specified in documents setting forth terms and conditions of deferrals under the Plan, rules relating to the Plan or election forms, other forms, or instructions published by or at the direction of the Administrative Committee.  The Administrative Committee may permit awards and other amounts to be treated as deferrals under the Plan, including deferrals that may be mandatory under the terms of another plan or arrangement of the Company, for administrative convenience or otherwise to serve the purposes of the Plan and such other plan or arrangement.

(b)                                 Elections.  An election to defer compensation or awards hereunder must be received by the Administrative Committee prior to the deadline specified by the Administrative Committee.  A Participant’s elections on a properly completed election form shall become irrevocable at such times as the Administrative Committee may determine in its discretion.  Under no circumstances may a Participant defer compensation or awards to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation or awards.

6.                                      Deferral Accounts.

(a)                                  Establishment; Crediting of Amounts Deferred.  One or more Deferral Accounts will be established for each Participant, as determined by the Administrative Committee.  The amount of compensation or awards deferred by a Participant hereunder will be credited to the appropriate Deferral Account as of a date not later than five business days after the date on which such amounts would have been paid to the Participant but for the Participant’s election to defer, unless otherwise determined by the Administrative Committee.  With respect to any fractional shares relating to a Stock-denominated award, the Administrative Committee shall determine whether to credit the Deferral Account with a fraction of a share of Deferred Stock, to pay cash in lieu of the fractional share or carry forward such cash amount under the Plan, round to the nearest whole share, round to the next whole share, or round down to eliminate the fractional share or otherwise make provision for the fractional share.  Amounts of hypothetical income and appreciation and depreciation in value of the Deferral Account will be credited and debited to, or otherwise reflected in, such Deferral Account from time to time.

(b)                                 Hypothetical Investment Vehicles.

(i)                                     Subject to the provisions of this Section 6(b) and Sections 6(d) and 9, Cash Deferral amounts shall be deemed to be invested, at the Participant’s direction, in one or more hypothetical investment vehicles as may be specified from time to time by the Administrative Committee; provided, however, that the right of the Administrative Committee to approve or disapprove any investment direction given by a Participant is hereby reserved. The Administrative Committee may change or discontinue any or all of the hypothetical investment vehicles available under the Plan in its discretion; provided, however, that each affected Participant shall be given the opportunity to redirect the allocation of his or her Cash Deferral amount deemed invested in the discontinued hypothetical investment vehicle(s) among the other hypothetical investment vehicles, if any.

(ii)                                  Amounts credited as Deferred Stock to a Participant’s Deferral Account may not be reallocated or deemed reinvested in any other hypothetical investment vehicle, but shall remain as Deferred Stock until such time as the Deferral Account is distributed or withdrawn in accordance with Section 8.

(c)                                  Dividend Equivalents and Adjustments.  Deferred Stock credited to a Participant’s Deferral Account will be credited with dividend equivalents and subject to adjustment as provided in this Section 6(c):

(i)                                     Cash Dividends.   If the Company declares and pays a dividend or distribution on Stock in the form of cash, then a number of additional shares of Deferred Stock shall be credited to each Participant’s Deferral Account as of the payment date for such dividend or distribution equal to the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend or distribution multiplied by the amount of cash actually paid as a dividend or distribution on each outstanding share of Stock at such payment date, divided by the Fair Market Value of a share of Stock at such payment date.

(ii)                                  Non-Stock Dividends.  If the Company declares and pays a dividend or distribution on Stock in the form of property other than shares of Stock, then a number of additional shares of Deferred Stock shall be credited to each Participant’s Deferral Account as of the payment date for such dividend or distribution equal to the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend or distribution multiplied by the Fair Market Value of such property actually paid as a dividend or distribution on each outstanding share of Stock at such payment date, divided by the Fair Market Value of a share of Stock at such payment date; provided, however, that, in lieu of crediting additional Deferred Stock, the Administrative Committee may determine to set aside the same amount and type of property distributed to a holder of a share of Stock for delivery to the Participant at the time of distribution or withdrawal of each share of Deferred Stock, in such manner and on such terms as the Administrative Committee may specify.

(iii)                               Stock Dividends and Splits.  If the Company declares and pays a dividend or distribution on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional shares of Deferred Stock shall be credited to each Participant’s Deferral Account as of the payment date for such dividend or distribution or forward split equal to the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend or distribution or split multiplied by the number of additional shares of Stock actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Stock.

(iv)                              Modifications to Dividend Equivalents Policy.  Other provisions of this Section 6(c) notwithstanding, the Administrative Committee may modify the manner of payment or crediting of dividend equivalents hereunder, in order to coordinate the value of Deferral Accounts with any trust established under Section 6(e) holding shares of Stock, for administrative convenience, or for any other reason.

(v)                                 Adjustments.  The number of shares of Deferred Stock credited to the Participant’s Deferral Account may be appropriately adjusted by the Administrative Committee in order to prevent dilution or enlargement of Participants’ rights with respect to Deferred Stock, in the event of any unusual corporate transaction or event which affects the value of Stock, provided that any such adjustment shall be made taking into account any crediting of Deferred Stock to the Participant under other provisions of this Section 6(c) in connection with such transaction or event.

(d)                                 Allocation and Reallocation of Hypothetical Investments.  A Participant may allocate the Cash Deferral portion of his or her Deferral Account to one or more of the hypothetical investment vehicles authorized under the Plan.  Subject to Section 6(b)(ii) and any rules established by the Administrative Committee, a Participant may reallocate such Cash Deferrals at times specified by the Administrative Committee to one or more of such hypothetical investment vehicles, by filing a notice in such form and manner as may be specified by the Administrative Committee.  The Administrative Committee may, in its discretion, prohibit or restrict allocation into or reallocation by all or specified Participants into or out of specified hypothetical investment vehicles, restrict the frequency of reallocation, or specify minimum or maximum amounts that may be allocated or reallocated by Participants.

(e)                                  Trusts.  The Administrative Committee may, in its discretion, establish one or more Trusts (including sub-accounts under such Trust(s)), and deposit therein amounts of cash, Stock, or other property in connection with the Company’s obligations with respect to a Participant’s Deferral Account established under this Section 6.  If so determined by the Administrative Committee in any case in which deposited amounts or other assets represent the economic equivalent of the Participant’s deemed investment in his or her Deferral Account, the amounts of hypothetical income and appreciation and depreciation in value of such Deferral Account may be deemed to be equal to the actual income on, and appreciation and depreciation of, such assets.  Other provisions of this Section 6 notwithstanding, the timing of allocations and reallocations of assets in such a Deferral Account, and the hypothetical investment vehicles available with respect to the Cash Deferral portion of the Deferral Account, may be varied to reflect the timing and nature of the actual investments relating to such assets.

(f)                                    Restrictions on Participant Direction.  The provisions of Section 6(b) and 6(d) notwithstanding, the Administrative Committee may restrict or prohibit reallocations of amounts into or out of specified hypothetical investment vehicles.

(g)                                 Modifications to Comply with Accounting Rules.  Other provisions of the Plan notwithstanding, the Administrative Committee may vary the manner in which Deferred Stock is credited to Deferral Accounts, provisions relating to in-service withdrawals and distributions with respect to Deferred Stock, and other terms relating to Deferred Stock, in order to comply with applicable accounting rules and prevent recognition of expense by the Company after the initial measurement and recognition in connection with awards deferred as Deferred Stock hereunder.

7.                                      Company Contributions.

The Committee may provide for crediting of Company Contributions under the Plan, subject to this Section 7.  Such Company Contributions may be in the form of matching contributions or other discretionary contributions, including the crediting of additional Deferred Stock as a premium or inducement to Participants to elect deferrals that will be credited as Deferred Stock.  Company Contributions on behalf of a Participant shall be subject to such vesting rules, risks of forfeiture, and other terms and conditions as may be specified by the Committee.

8.                                      Distribution or Withdrawal of Deferral Accounts.

(a)                                  Form of Payment.  The Company shall distribute the amount credited to a Participant’s Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, as follows:

(i)                                     with respect to amounts credited to a Participant’s Deferral Account other than Deferred Stock, payment of cash or, in the discretion of the Administrative Committee, by delivery of other liquid assets having a Fair Market Value equal to the amount credited to the Deferral Account; provided, however, that, to the extent practicable, any assets delivered in distribution under this Section 8(a)(i) shall be of the same type as the hypothetical investment vehicle in which the Participant’s Deferral Account balances (other than Deferred Stock) were deemed invested at the time of distribution; or

(ii)                                  with respect to Deferred Stock, by delivery of shares of Stock.

(b)                                 Forfeitures.  If a Cash Deferral or Deferred Stock is subject to a risk of forfeiture pursuant to the terms of another plan, program, employment agreement or other arrangement, the election to defer under the Plan and any crediting of amounts to the Participant’s Deferral Account will not affect such risk of forfeiture.  In the event of a forfeiture of such amounts, the Participant shall likewise forfeit any hypothetical earnings, appreciation or depreciation, or dividend equivalents directly or indirectly resulting from the forfeited Cash Deferral or Deferred Stock.

(c)                                  Timing of Payments.  The Administrative Committee shall determine minimum and maximum deferral periods and any limitations on terms of deferrals.  Subject to these limitations, payments in distribution of a Deferral Account shall be made as soon as practicable after the date or dates (before or after termination of employment with the Company and its subsidiaries and affiliates), and in such number of installments, as may be directed by the Participant in his or her election relating to such Deferral Account, provided that, if a Participant’s employment with the Company and its subsidiaries and affiliates terminates for reasons other than Retirement, Disability, or involuntary termination (other than for Cause), a single lump sum payment in distribution of his or her Deferral Account shall be made as promptly as practicable following such termination, unless otherwise determined by the Administrative Committee.

(d)                                 Hardship Withdrawal Due to Financial Emergency.  Other provisions of the Plan (except Section 9) notwithstanding, if, upon the written application of a Participant, the Administrative Committee determines that the Participant has an unanticipated financial emergency of such a substantial nature, beyond the Participant’s control, and as to which the Participant lacks other readily available assets that could be used to timely address the emergency, so that withdrawal by the Participant of amounts previously deferred under the Plan is warranted, the Administrative Committee may direct the payment in a single lump sum to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment, provided that the amounts withdrawn shall be limited to that determined by the Administrative Committee to be necessary to address the emergency.  Hardship withdrawals under this Section 8(d) shall be permitted only in case of a illness or accident affecting the Participant or his or her dependent, a casualty loss to Participant’s property, or other similar circumstances arising out of events beyond Participant’s control.  A Participant claiming a hardship will be required to submit documentation demonstrating the hardship and proof that any emergency or loss cannot be addressed by other assets or means.  The Administrative Committee may, in its discretion, determine that a Participant making a withdrawal under this Section 8(d) shall become ineligible to make deferrals under the Plan for the remainder of the Plan Year in which the withdrawal is made and for the next succeeding Plan Year, except for mandatory deferrals under other plans and programs of the Company.

(e)                                  Non-Scheduled Voluntary Withdrawal With 10% Penalty.  Other provisions of the Plan notwithstanding, a Participant may voluntarily withdraw all or a portion of his or her Deferral Account balance upon prior written notice to the Administrative Committee, subject to a penalty equal to 10% of the amount withdrawn.  Withdrawn amounts will be paid to the Participant in a single lump sum payment as promptly as practicable.  The amount of any penalty under this Section 8(e) will be forfeited.  In addition, upon a withdrawal under this Section 8(e), the Participant shall become ineligible to make deferrals under the Plan for the remainder of the Plan Year in which the withdrawal is made and for the next succeeding Plan Year, except for mandatory deferrals under other plans and programs of the Company.

9.                                      Provisions Relating to Section 16 of the Exchange Act and Section 162(m) of the Code.

(a)                                  Avoidance of Liability Under Section 16.  With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act as a director or officer of the Company, the Administrative Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such Participant is exempt from liability under Rule 16b-3 or otherwise will not result in actual liability under Section 16(b) of the Exchange Act.

(b)                                 Compliance with Code Section 162(m).  It is the intent of the Company that any compensation (including any award) deferred under the Plan by a person who is, with respect to the year of distribution or withdrawal, determined by the Administrative Committee likely to be a “covered employee” within the meaning of Code Section 162(m) and regulations thereunder shall not, as a result of deferral hereunder, become compensation with respect to which the Company would not be entitled to a tax deduction under Code Section 162(m).  Accordingly, unless otherwise determined by the Administrative Committee, if any payment in distribution or withdrawal of a Deferral Account prior to a Change in Control would be subject to a loss of deductibility by the Company at the time of a scheduled distribution or non-scheduled withdrawal hereunder or non-scheduled penalty withdrawal under Section 8(e), the portion of the distribution or withdrawal that would be non-deductible shall be automatically deferred until the earliest date at which the payment may be made such that the payment, and other compensation deemed by the Administrative Committee likely to be paid to the Participant in the same year, will be fully deductible by the Company.

10.                               Statements.  The Administrative Committee will furnish a statement, after the completion of each Plan Year, to each Participant reflecting the amounts credited to a Participant’s Deferral Account and other information deemed relevant by the Administrative Committee.

11.                               Sources of Stock.  Shares of Stock deliverable in distribution or upon withdrawal of Deferred Stock, including shares deposited under the Plan in a Trust pursuant to Section 6, in connection with a deferral of a Stock-denominated award granted or acquired under another plan, program, or other arrangement that provides for the issuance of shares shall be deemed to have originated, and shall be counted against the number of shares reserved, under such other plan, program or arrangement.  Shares of Stock actually delivered in distribution or upon withdrawal of such deferral shall be originally issued shares or treasury shares in accordance with the terms of such other plan, program or arrangement.

12.                               Amendment and Termination.  The Committee may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, Beneficiaries, stockholders, or any other person; provided, however, that, without the consent of a Participant, no such action shall materially and adversely affect such Participant’s rights to payment of amounts credited to such Participant’s Deferral Account.  Subject to the foregoing, the Administrative Committee may amend the Plan (i) in any manner which does not materially increase the cost of providing benefits under the Plan, or (ii) to reflect any amendments to the Plan that are required or desirable in the judgment of the Administrative Committee to comply with applicable laws, rules or regulations.  The foregoing notwithstanding, the Committee may terminate the Plan and distribute to each Participant the amounts credited to his or her Deferral Accounts, and the Committee reserves the right to accelerate the distribution of individual Participants’ Deferral Accounts (in whole or in part).

13.                               General Provisions.

(a)                                  Limits on Transfer of Awards.  No right, title or interest of any kind in the Plan or to a Deferral Account shall be transferable or assignable by a Participant or his or her Beneficiary, shall be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, or shall be subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary, except that rights to payment may be transferred in connection with the death of a Participant by will or the laws of descent and distribution or pursuant to a valid Beneficiary designation filed with the Administrative Committee in accordance with such rules as the Administrative Committee may prescribe.  Any attempt to alienate any interest of a Participant or Beneficiary under the Plan, in any manner described in the preceding sentence or otherwise (except as permitted in connection with the Participant’s death) shall be void.  A Participant may designate a Beneficiary in writing by filing with the Administrative Committee a properly completed Beneficiary Designation Form.

(b)                                 Receipt and Release.  Payments of distributions or withdrawals (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred and relating to the Deferral Account to which the payments relate against the Company or any subsidiary or affiliate, and the Administrative Committee may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect.  In the case of any payment under the Plan of less than all amounts then credited to a Deferral Account in the form of Deferred Stock, the amounts paid shall be deemed to relate to the Deferred Stock credited to the Deferral Account at the earliest time.

(c)                                  Unfunded Status of Awards.  The Plan constitutes an “unfunded” plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder.  The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant or the establishment of a Trust or Trusts shall not vest in any Participant any right, title or interest in and to any Company assets or any assets held in the Trust(s).  Nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company.

(d)                                 Compliance.  The Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company’s Certificate of Incorporation or Bylaws, any policy maintained by the Company, or any other law, regulation, or binding contract to which the Company is a party.

(e)                                  Other Participant Rights.  No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of Deferred Stock or other amounts to a Deferral Account, or the creation of any Trust and deposit of Stock therein, except at such time as Stock may be actually delivered in distribution or upon withdrawal of a Deferral Account.  The Plan and transactions thereunder shall not constitute a contract of employment, and adoption of the Plan and participation therein shall not confer upon any employee any right to continued employment, nor shall they interfere in any way with the right of the Company or any subsidiary or affiliate to terminate the employment of any employee at any time or with the right of the Company or a subsidiary or affiliate to increase or decrease the amount of any compensation payable to a Participant.  Subject to the limitations set forth in Section 13(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

(f)                                    Tax Withholding.  The Company and any subsidiary or affiliate shall have the right to deduct from amounts otherwise payable by the Company or any subsidiary or affiliate to the Participant, including compensation not subject to deferral as well as amounts payable hereunder in distribution or upon withdrawal of the Participant’s Deferral Account, any sums that federal, state, local or foreign tax law or employment law requires to be withheld with respect to the deferral of compensation hereunder, transactions affecting the Participant’s Deferral Account, and payments in distribution or upon withdrawal of the Participant’s Deferral Account, including FICA (including Medicare) and other employment taxes.  Stock may be withheld to satisfy such mandatory withholding obligations relating to Deferred Stock if so authorized by, and in accordance with, the terms of the plan, program, or other arrangement from which the Stock-denominated award was deferred.

(g)                                 Right of Setoff.  The Company may, to the extent permitted by applicable law, deduct from and set off against any amounts payable in distribution or upon withdrawal of a Participant’s Deferral Account such amounts as may be owed by the Participant to the Company or its subsidiaries or affiliates, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff.  Such right of setoff may be exercised only in connection with the payment of a distribution or withdrawal under the Plan, at the time such payment otherwise would be made to the Participant.  By electing to participate in the Plan and defer compensation hereunder, the Participant agrees to any deduction or setoff under this Section 13(g).

(h)                                 Governing Law.  The Plan and rules and regulations, deferrals and other agreements hereunder shall be governed and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

(i)                                     Responsibility for Losses.  A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account and neither the Company, the Committee, the Administrative Committee nor other parties assisting in the administration of the Plan shall be liable or responsible therefore.

(j)                                     Construction.  The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan.  Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular, and masculine gender shall include the feminine and vice versa.

(k)                                  Severability.  In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

14.                               Effective Date.  The Plan shall be effective as of September 11, 2001, with deferrals of payments to be permitted commencing January 1, 2002.